Contacts:	Contact:
Alfred T. Rogers, Jr.	Scott J. McKim
Chief Executive Officer and President	Chief Financial Officer
727.685.2097	727.521.7085

BayFirst Financial Corp. Reports Third Quarter 2026 Results
Net Interest Margin Expansion, 25% Growth in Community Bank Lending, and Significant Credit Improvement
ST. PETERSBURG, FL. — October 29, 2026 — BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or “Company”), parent company of BayFirst National Bank (“Bank”) reported a net loss of $0.7 million, or $0.04 per common share and diluted common share, for the third quarter of 2026, compared to a net loss of $32.7 million, or $8.05 per common share and diluted common share, in the second quarter of 2026.
“In the second quarter we took deliberate steps under our asset resolution plan to strengthen our balance sheet, and this quarter’s results show those actions are beginning to pay off,” stated Al Rogers, Chief Executive Officer. “Total community bank loans, excluding the government guaranteed portfolio, grew $41.9 million over the prior quarter, or 25% annualized, a key highlight that reflects strong demand and the trust our customers place in us. Net interest margin improved 59 basis points from the prior quarter, and for the first time in nearly three years, deposit growth outpaced loan growth, a clear sign that our relationship-focused approach is strengthening our funding base. While we did report a loss for the third quarter, it was a significant improvement over prior periods. Our strengthened foundation positions us for continued improvement in the coming quarters as we remain focused on achieving sustained profitability.
“We are also encouraged by the continued improvement in asset quality,” Rogers continued. “Nonperforming assets declined as percentage of total assets, and net charge-offs were lower than in the prior quarter, further evidence that our asset resolution efforts are working. Through it all, our focus on the communities we serve remains unwavering, and I am confident we will continue to build on our standing as the community bank of choice in our Tampa Bay and Sarasota markets.”
Third Quarter 2026 Performance Review
•Net interest margin was 4.07% in the third quarter of 2026, an increase of 59 basis points from 3.48% in the second quarter of 2026 and an increase of 43 basis points from 3.64% in the third quarter of 2025.
•Total loans held for investment increased by $20.1 million, or 2.3%, during the third quarter of 2026 to $903.0 million and decreased $90.1 million, or 9.1%, over the past year. The decrease from the prior year was partially the result of no new SBA 7(a) loan originations and the sale of $97.4 million of government guaranteed loans to a third party as part of the Bank’s discontinuance of SBA 7(a) lending.
•Deposits increased $25.3 million, or 2.6%, during the third quarter of 2026 and decreased $157.3 million, or 13.4%, over the past year to $1.01 billion. The increase in deposits during the quarter was primarily due to increases in noninterest-bearing account balances, interest-bearing transaction account balances, savings and money market account balances, partially offset by a decrease in time deposit balances. The decrease in deposits over the past year was primarily due to decreases in high-rate promotional deposits held with non-relationship customers and brokered deposits.
•On July 14, 2026, the Company obtained shareholder approval to amend the BayFirst Financial Corp. Articles of Incorporation to increase the number of authorized shares of the common stock from 15,000,000 to 100,000,000 and exchanged all 4,000 outstanding shares of Mandatorily Convertible Cumulative Perpetual

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

Preferred Stock, Series D, and exchanged all 4,000 outstanding shares of Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E for a total of 22,856,000 shares of common stock. Upon conversion, all shares of Series D and Series E Preferred Stock were retired.
•On August 13, 2026, the Company redeemed all outstanding Series A and Series B Preferred Shares in the amount of $6,464 for Preferred Series A, including accrued dividends of $303, and $3,241 for Preferred Series B, including accrued dividends of $118.
•At September 30, 2026, book value and tangible book value was $3.64 per common share, a decrease from $4.82 at June 30, 2026.
Results of Operations
Net Loss
The Company had a net loss of $0.7 million for the third quarter of 2026, compared to a net loss of $32.7 million in the second quarter of 2026 and a net loss of $19.1 million in the third quarter of 2025. The change in the third quarter of 2026 from the preceding quarter was primarily the result of $41.5 million of expense in the second quarter of 2026 related to the asset resolution plan. The change from the third quarter of 2025 was the due to decreases in provision for credit losses of $11.2 million and noninterest expense of $12.4 million, and an increase in noninterest income of $2.2 million, partially offset with a decrease in income tax benefit of $6.7 million.
For the nine months ended September 30, 2026, the Company had a net loss of $39.3 million, compared to a net loss of $21.9 million for the nine months ended September 30, 2025. The change was primarily due to decreases in net interest income of $4.6 million and noninterest income of $22.8 million and increases in provision for credit losses of $13.5 million and noninterest expense of $13.2 million, partially offset by income tax benefit of $5.7 million.
Net Interest Income and Net Interest Margin
Net interest income was $10.6 million in the third quarter of 2026, which was an increase of $1.2 million from $9.4 million for the second quarter of 2026, and a decrease of $0.7 million from $11.3 million during the third quarter of 2025. The net interest margin was 4.07% in the third quarter of 2026, an increase of 59 basis points from 3.48% in the second quarter of 2026 and an increase of 43 basis points from 3.64% in the third quarter of 2025.
The increase in net interest income during the third quarter of 2026, as compared to the second quarter of 2026, was mainly due to an increase in loan interest income, including fees, of $1.1 million.

The decrease in net interest income during the third quarter of 2026, as compared to the year ago quarter, was mainly due to a decrease in loan interest income, including fees, of $4.8 million, partially offset by a decrease in interest expense on deposits of $3.1 million.
Net interest income was $29.5 million for the nine months ended September 30, 2026, a decrease from $34.1 million for the nine months ended September 30, 2025. The decrease was mainly due to a decrease in loan interest income, including fees, of $14.7 million, partially offset by a decrease in interest expense of $8.7 million.
Noninterest Income
Noninterest income was $1.1 million for the third quarter of 2026, compared to negative income of $6.8 million in the second quarter of 2026 and negative income of $1.1 million in the third quarter of 2025. The change from the third quarter of 2026, as compared to the second quarter of 2026, was primarily the result of a 99.41% decrease in government guaranteed loan fair value losses of $6.4 million and second quarter 2026 loss on nonmarketable equity securities of $1.5 million which was related to the impairment of an investment in a firm who was a partner with the Company’s former SBA 7(a) lending business. The increase in the third quarter of 2026, as compared to the third quarter of 2025, was the result of a third quarter 2025 fair value adjustment on loans held for sale of $5.1 million, partially offset by a decrease in gain on sale of government guaranteed loans of $3.0 million.
Noninterest income was a negative $4.8 million for the nine months ended September 30, 2026, which was a decrease from income of $17.9 million for the nine months ended September 30, 2025. The decrease was primarily the result of a decrease in gain on sale of government guaranteed loans of $16.1 million, a decrease in government guaranteed loan fair value gains of $7.8 million, a decrease in government guaranteed loan packaging fees of $1.7 million and second

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

quarter 2026 loss on nonmarketable equity securities of $1.5 million, partially offset by a 2025 fair value adjustment on loans held for sale of $5.1 million.
Noninterest Expense
Noninterest expense was $12.8 million in the third quarter of 2026 compared to $17.7 million in the second quarter of 2026 and $25.2 million in the third quarter of 2025. The decrease in the third quarter of 2026, as compared to the prior quarter, was primarily due $1.7 million of expenses in the second quarter of 2026 related to the asset resolution plan and $2.3 million of one-time expenses to record a change in control payment and write-off vendor contracts related to national lending and digital account opening businesses which are not part of our community banking focus. The decrease in the third quarter of 2026, as compared to the third quarter of 2025, was primarily due to the third quarter 2025 restructuring expense of $7.3 million, and a decrease in compensation expense of $3.1 million.
Noninterest expense was $45.4 million for the nine months ended September 30, 2026 compared to $58.6 million for the nine months ended September 30, 2025. The decrease was primarily the result of the third quarter 2025 restructuring expense of $7.3 million, a decrease in compensation expense of $8.1 million, partially offset by an increase in loan servicing and origination expense of $3.1 million.
Balance Sheet
Assets
Total assets increased $13.0 million, or 1.1%, during the third quarter of 2026 to $1.15 billion, primarily the result of an increase in loans held for investment of $20.1 million, and a decrease in allowance for credit losses on loans of $3.3 million, partially offset by a decrease in cash and cash equivalents of $10.8 million. Compared to the end of the third quarter last year, total assets decreased $192.3 million, or 14.3%, driven primarily by a decrease in loans held for investment and held for sale of $184.2 million, and an increase in allowance for credit losses on loans of $17.3 million, partially offset by an increase in cash and cash equivalents of $9.8 million and an increase in deferred tax asset of $14.8 million.
Loans
Loans held for investment increased $20.1 million, or 2.3%, during the third quarter of 2026 and decreased $90.1 million, or 9.1%, over the past year to $903.0 million. The decrease from prior year was primarily due to loan payoffs and government guaranteed loan sales, which included the sale of the SBA 7(a) loans to a third party in the fourth quarter as part of the Bank’s discontinuance of SBA 7(a) lending. This was partially offset by originations in both conventional community bank loans and USDA government guaranteed loans.
Deposits
Deposits increased $25.3 million, or 2.6%, during the third quarter of 2026 and decreased $157.3 million, or 13.4%, from the third quarter of 2025, ending September 30, 2026, at $1.01 billion. During the third quarter, there was a decrease in time deposit balances of $8.7 million, partially offset by increases in noninterest-bearing account balances of $4.4 million, interest-bearing transaction account balances of $6.9 million, and savings and money market account balances of $22.6 million. At September 30, 2026, June 30, 2026, and September 30, 2025, the Company had $165.7 million, $163.8 million, and $235.9 million, respectively, of brokered deposits.
Asset Quality
The Company recorded a provision for credit losses in the third quarter of negative $0.1 million, compared to provisions of $29.0 million for the second quarter of 2026 and $11.2 million during the third quarter of 2025. The decrease in the provision expense was primarily the result of $30.5 million of expense related to the asset resolution plan recorded in the second quarter of 2026.
The ratio of allowance for credit losses (ACL) on loans to total loans held for investment at amortized cost was 4.85% at September 30, 2026, 5.37% as of June 30, 2026, and 2.63% as of September 30, 2025. The ratio of ACL on loans to

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

total loans held for investment at amortized cost, excluding government guaranteed loan balances, was 5.20% at September 30, 2026, 5.82% as of June 30, 2026, and 2.80% as of September 30, 2025.
Net charge-offs for the third quarter of 2026 were $3.2 million, which was a decrease from $4.5 million for the second quarter of 2026 and a decrease from $3.5 million for the third quarter of 2025. Annualized net charge-offs as a percentage of average loans held for investment at amortized cost were 1.52% for the third quarter of 2026, compared to 2.08% in the second quarter of 2026 and 1.34% in the third quarter of 2025. Nonperforming assets were 1.29% of total assets as of September 30, 2026, compared to 1.75% as of June 30, 2026, and 1.98% as of September 30, 2025. Nonperforming assets, excluding government guaranteed loan balances, were 1.21% of total assets as of September 30, 2026, compared to 1.32% as of June 30, 2026, and 1.21% as of September 30, 2025.
Capital
The Bank’s Tier 1 leverage ratio was 8.79% as of September 30, 2026, compared to 8.30% as of June 30, 2026, and 6.14% as of September 30, 2025. The CET 1 and Tier 1 capital ratios to risk-weighted assets were 11.15% as of September 30, 2026, compared to 11.47% as of June 30, 2026, and 7.82% as of September 30, 2025. The total capital to risk-weighted assets ratio was 12.44% as of September 30, 2026, compared to 12.77% as of June 30, 2026, and 9.08% as of September 30, 2025. At September 30, 2026, the Bank met all of its regulatory capital requirements to be well-capitalized.
Liquidity
The Bank's overall liquidity position remains strong and stable with liquidity in excess of internal minimums as stated by policy and monitored by management and the Board. The on-balance sheet liquidity ratio at September 30, 2026 was 13.49%, as compared to 18.44% at December 31, 2025. The Bank has liquidity resources which include secured borrowings available from the Federal Home Loan Bank, the Federal Reserve, and lines of credit with other financial institutions. As of September 30, 2026 and June 30, 2026, the Bank had no borrowings from the FHLB, the FRB or other financial institutions.
Recent Events
On October 8, 2026, the Company sold and issued 4,107,908 common shares at $3.50 per common share in or as part of the Company’s rights offering. The offering resulted in gross proceeds of $14.4 million which will be used to improve capital levels of the Company and the Bank, and support the continued growth of the Bank.
Conference Call
BayFirst will host a conference call on Friday, October 30, 2026, at 9:00 a.m. ET to discuss its third quarter results. Interested parties may listen to the call live under the Investor Relations tab at www.bayfirstfinancial.com or are invited to dial (833) 461-5787 to participate in the call using Conference ID 438809173. A replay of the call will be available for one year at www.bayfirstfinancial.com.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates twelve full-service banking offices throughout the Tampa Bay-Sarasota region and offers a broad range of commercial and consumer banking services to businesses and individuals. As of September 30, 2026, BayFirst Financial Corp. had $1.15 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, weather events, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

and other general economic, business and political conditions, including changes in the financial markets and credit quality; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; enforcement actions initiated by our regulators and their impact on our operations; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this document, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

BAYFIRST FINANCIAL CORP.
SELECTED FINANCIAL DATA (Unaudited)

	At or for the three months ended
(Dollars in thousands, except for share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
			As restated	As restated	As restated
Net loss	$(677)	$(32,665)	$(5,930)	$(2,696)	$(19,077)
Balance sheet data:
Average loans held for investment at amortized cost	848,578	858,931	881,938	933,401	1,054,946
Average total assets	1,121,140	1,185,392	1,213,823	1,328,923	1,339,795
Average common shareholders’ equity	59,761	67,624	64,448	67,481	86,976
Government guaranteed loans held for sale	—	—	—	—	94,052
Total loans held for investment	902,966	882,840	924,220	958,014	993,109
Total loans held for investment, excl gov’t gtd loan balances	832,904	805,684	849,157	887,885	917,816
Allowance for credit losses	41,762	45,081	20,632	21,996	24,485
Total assets	1,147,929	1,134,925	1,189,671	1,294,269	1,340,222
Total deposits	1,014,154	988,874	1,085,869	1,183,938	1,171,457
Common shareholders’ equity	98,095	19,850	58,421	64,758	67,921
Share data:
Basic loss per common share	$(0.04)	$(8.05)	$(1.54)	$(0.75)	$(4.71)
Diluted loss per common share	(0.04)	(8.05)	(1.54)	(0.75)	(4.71)
Book value per common share	3.64	4.83	14.22	15.76	16.50
Tangible book value per common share (1)	3.64	4.82	14.22	15.76	16.50
Performance ratios:
Return on average assets(2)	(0.24)%	(11.02)%	(1.95)%	(0.81)%	(5.70)%
Return on average common equity(2)	(6.39)%	(195.50)%	(39.19)%	(18.26)%	(89.51)%
Net interest margin(2)	4.07%	3.48%	3.44%	3.60%	3.64%
Asset quality ratios:
Net charge-offs	$3,228	$4,460	$4,719	$4,865	$3,544
Net charge-offs/avg loans held for investment at amortized cost(2)	1.52%	2.08%	2.14%	2.08%	1.34%
Nonperforming loans(3)	$14,013	$18,457	$21,453	$24,343	$24,687
Nonperforming loans (excluding gov't gtd balance)(3)	$13,445	$14,434	$15,873	$16,271	$15,822
Nonperforming loans/total loans held for investment(3)	1.63%	2.20%	2.46%	2.69%	2.65%
Nonperforming loans (excl gov’t gtd balance)/total loans held for investment(3)	1.56%	1.72%	1.82%	1.80%	1.70%
ACL/Total loans held for investment at amortized cost	4.85%	5.37%	2.36%	2.43%	2.63%
ACL/Total loans held for investment at amortized cost, excl government guaranteed loans	5.20%	5.82%	2.55%	2.60%	2.80%
Other Data:
Full-time equivalent employees	146	148	143	144	237
Banking center offices	12	11	12	12	12
(1) See section entitled "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below for a reconciliation to most comparable GAAP equivalent.
(2) Annualized
(3) Excludes loans measured at fair value

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

Reconciliation and Management Explanation of Non-GAAP Financial Measures
Some of the financial measures included in this report are not measures of financial condition or performance recognized by GAAP. These non-GAAP financial measures include tangible common shareholders' equity and tangible book value per common share. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe that providing this information to financial analysts and investors allows them to evaluate capital adequacy.
The following presents the calculation of the non-GAAP financial measures.

Tangible Common Shareholders' Equity and Tangible Book Value Per Common Share (Unaudited)
	As of
(Dollars in thousands, except for share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
			As restated	As restated	As restated
Total shareholders’ equity	$104,541	$115,901	$75,628	$81,580	$83,972
Less: Preferred stock liquidation preference	(6,446)	(96,051)	(17,207)	(16,822)	(16,051)
Total equity available to common shareholders	98,095	19,850	58,421	64,758	67,921
Less: Intangible assets	(62)	(62)	—	—	—
Tangible common shareholders' equity	$98,033	$19,788	$58,421	$64,758	$67,921

Common shares outstanding	26,962,725	4,106,905	4,108,072	4,108,069	4,116,913
Tangible book value per common share	$3.64	$4.82	$14.22	$15.76	$16.50

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)	9/30/2026	6/30/2026	9/30/2025
Assets			As restated
Cash and due from banks	$5,230	$5,641	$5,193
Interest-bearing deposits in banks	123,097	133,524	113,357
Cash and cash equivalents	128,327	139,165	118,550
Time deposits in banks	—	—	1,284
Investment securities available for sale, at fair value (amortized cost $27,454, $30,591, and $32,614 at September 30, 2026, June 30, 2026, and September 30, 2025, respectively)	23,856	27,778	29,857
Investment securities held to maturity, at amortized cost, net of allowance for credit losses of $7, $7, and $9 (fair value: $2,347, $2,371, and $2,375 at September 30, 2026, June 30, 2026, and September 30, 2025, respectively)	2,493	2,493	2,491
Nonmarketable equity securities	4,509	3,164	7,028
Government guaranteed loans held for sale	—	—	94,052
Government guaranteed loans held for investment, at fair value	42,204	43,847	61,780
Loans held for investment, at amortized cost	860,762	838,993	931,329
Allowance for credit losses on loans	(41,762)	(45,081)	(24,485)
Net Loans held for investment, at amortized cost	819,000	793,912	906,844
Accrued interest receivable	5,429	5,127	6,800
Premises and equipment, net	34,681	30,245	31,695
Loan servicing rights	8,827	9,942	15,663
Deferred income tax assets	21,836	21,253	7,040
Right-of-use operating lease assets	13,402	13,720	14,833
Bank owned life insurance	27,854	27,654	27,071
Other real estate owned	410	532	400
Other assets	15,101	16,093	14,834
Total assets	$1,147,929	$1,134,925	$1,340,222
Liabilities:
Noninterest-bearing deposit accounts	$121,193	$116,788	$105,937
Interest-bearing transaction accounts	142,555	135,628	210,336
Savings and money market deposit accounts	445,578	422,933	479,262
Time deposits	304,828	313,525	375,922
Total deposits	1,014,154	988,874	1,171,457
FHLB borrowings	—	—	50,000
Subordinated debentures	5,968	5,966	5,961
Notes payable	1,138	1,252	1,593
Accrued interest payable	735	597	1,082
Operating lease liabilities	12,408	12,694	13,554
Accrued expenses and other liabilities	8,985	9,641	12,603
Total liabilities	1,043,388	1,019,024	1,256,250

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)	9/30/2026	6/30/2026	9/30/2025
Shareholders’ equity:			As restated
Preferred stock, Series A; no par value, no shares authorized, issued, and outstanding at September 30, 2026, and 10,000 shares authorized, 6,395 shares issued and outstanding at June 30, 2026 and September 30, 2025; aggregate liquidation preference of $6,395 at June 30, 2026 and September 30, 2025	—	6,161	6,161
Preferred stock, Series B; no par value, no shares authorized, issued, and outstanding at September 30, 2026, 20,000 shares authorized, 3,210 shares issued and outstanding at June 30, 2026 and September 30, 2025; aggregate liquidation preference of $3,210 at June 30, 2026 and September 30, 2025	—	3,123	3,123
Preferred stock, Series C; no par value, 10,000 shares authorized, 6,446 shares issued and outstanding at September 30, 2026, June 30, 2026, and September 30, 2025; aggregate liquidation preference of $6,446 at September 30, 2026, June 30, 2026 and September 30, 2025	6,446	6,446	6,446
Preferred stock, Series D; no par value, no shares authorized, issued and outstanding at September 30, 2026 and September 30, 2025 and 4,000 shares authorized, issued and outstanding at June 30, 2026; aggregate liquidation preference of $40,000 at June 30, 2026	—	37,254	—
Preferred stock, Series E; no par value, no shares authorized, issued and outstanding at September 30, 2026 and September 30, 2025, and 4,000 shares authorized, issued and outstanding at June 30, 2026; aggregate liquidation preference of $40,000 at June 30, 2026	—	37,254	—
Common stock and additional paid-in capital; no par value, 100,000,000, 15,000,000, and 15,000,000 shares authorized, 26,962,725, 4,106,905, and 4,116,913 shares issued and outstanding at September 30, 2026, June 30, 2026, and September 30, 2025, respectively	128,646	54,382	54,764
Accumulated other comprehensive loss, net	(2,701)	(2,111)	(2,069)
Unearned compensation	(213)	(245)	(538)
Retained earnings	(27,637)	(26,363)	16,085
Total shareholders’ equity	104,541	115,901	83,972
Total liabilities and shareholders’ equity	$1,147,929	$1,134,925	$1,340,222

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	For the Quarter Ended			Year-to-Date
(Dollars in thousands, except per share data)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Interest income:			As restated		As restated
Loans, including fees	$15,951	$14,803	$20,746	$46,675	$61,346
Interest-bearing deposits in banks and other	1,296	1,562	946	4,367	2,926
Total interest income	17,247	16,365	21,692	51,042	64,272
Interest expense:
Deposits	6,483	6,850	9,576	21,226	28,289
Other	137	93	798	327	1,928
Total interest expense	6,620	6,943	10,374	21,553	30,217
Net interest income	10,627	9,422	11,318	29,489	34,055
Provision for credit losses	(69)	28,977	11,165	32,312	23,332
Net interest income after provision for credit losses	10,696	(19,555)	153	(2,823)	10,723
Noninterest income:
Loan servicing income, net	655	588	761	2,013	1,981
Gain (loss) on sale of government guaranteed loans, net	—	—	3,039	(97)	15,975
Service charges and fees	507	497	474	1,494	1,396
Government guaranteed loans fair value gain (loss), net	(38)	(6,468)	(882)	(7,039)	805
Fair value adjustment on loans held for sale	—	—	(5,096)	—	(5,096)
Government guaranteed loan packaging fees	—	—	380	—	1,673
Loss on nonmarketable securities	—	(1,500)	—	(1,500)	—
Loss on sale of premises and equipment	—	(34)	—	(21)	—
Other noninterest income (loss)	(23)	108	254	326	1,215
Total noninterest income	1,101	(6,809)	(1,070)	(4,824)	17,949
Noninterest Expense:
Salaries and benefits	4,466	5,332	7,637	14,867	23,748
Bonus, commissions, and incentives	576	741	530	1,607	863
Occupancy and equipment	1,307	1,352	1,525	4,027	4,738
Data processing	1,406	2,649	2,049	5,544	6,172
Marketing and business development	76	157	262	356	1,152
Professional services	571	1,172	859	2,907	2,373
Loan servicing and origination expense	3,004	3,122	3,273	9,962	6,866
Employee recruiting and development	213	248	364	663	1,443
Regulatory assessments	515	611	484	1,704	1,175
Restructure charges	—	—	7,262	—	7,262
Other noninterest expense	682	2,292	970	3,741	2,764
Total noninterest expense	12,816	17,676	25,215	45,378	58,556
Loss before taxes	(1,019)	(44,040)	(26,132)	(53,025)	(29,884)
Income tax benefit	(342)	(11,375)	(7,055)	(13,753)	(8,015)
Net loss	(677)	(32,665)	(19,077)	(39,272)	(21,869)
Preferred dividends	277	386	385	1,048	1,156
Net loss attributable to common shareholders	$(954)	$(33,051)	$(19,462)	$(40,320)	$(23,025)
Basic loss per common share	$(0.04)	$(8.05)	$(4.71)	$(3.76)	$(5.57)
Diluted loss per common share	$(0.04)	$(8.05)	$(4.71)	$(3.76)	$(5.57)

BayFirst Financial Corp. Reports Third Quarter 2026 Results
October 29, 2026

Loan Composition

(Dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
	(Unaudited)	(Unaudited)	Unaudited/As restated	As restated	Unaudited/As restated
Real estate:
Residential	$348,865	$353,716	$359,305	$365,427	$364,020
Commercial	228,589	211,518	216,643	215,771	231,039
Construction and land	35,976	38,095	36,732	48,397	43,700
Commercial and industrial	177,062	158,077	171,666	181,566	194,654
Commercial and industrial - PPP	—	—	6	6	13
Consumer and other	66,903	73,567	82,269	86,441	90,946
Loans held for investment, at amortized cost, gross	857,395	834,973	866,621	897,608	924,372
Deferred loan costs, net	7,151	8,338	9,353	10,491	11,522
Discount on government guaranteed loans	(4,472)	(5,107)	(6,007)	(6,811)	(7,506)
Premium on loans purchased, net	688	789	2,446	2,650	2,941
Loans held for investment, at amortized cost, net	860,762	838,993	872,413	903,938	931,329
Government guaranteed loans held for investment, at fair value	42,204	43,847	51,807	54,076	61,780
Total loans held for investment, net	$902,966	$882,840	$924,220	$958,014	$993,109
Nonperforming Assets (Unaudited)

(Dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
			As Restated	As Restated	As Restated
Nonperforming loans (government guaranteed balances), at amortized cost, gross	$568	$4,023	$5,580	$8,072	$8,865
Nonperforming loans (unguaranteed balances), at amortized cost, gross	13,445	14,434	15,873	16,271	15,822
Total nonperforming loans, at amortized cost, gross	14,013	18,457	21,453	24,343	24,687
Nonperforming loans (government guaranteed balances), at fair value	—	—	208	83	—
Nonperforming loans (unguaranteed balances), at fair value	114	443	1,230	1,453	1,385
Total nonperforming loans, at fair value	114	443	1,438	1,536	1,385
OREO	410	532	400	400	400
Repossessed assets	253	466	583	263	32
Total nonperforming assets, gross	$14,790	$19,898	$23,874	$26,542	$26,504
Nonperforming loans as a percentage of total loans held for investment(1)	1.63%	2.20%	2.46%	2.69%	2.65%
Nonperforming loans (excluding government guaranteed balances) to total loans held for investment(1)	1.56%	1.72%	1.82%	1.80%	1.70%
Nonperforming assets as a percentage of total assets	1.29%	1.75%	2.01%	2.05%	1.98%
Nonperforming assets (excluding government guaranteed balances) to total assets	1.21%	1.32%	1.39%	1.29%	1.21%
ACL to nonperforming loans(1)	298.02%	244.24%	96.17%	90.35%	99.18%
ACL to nonperforming loans (excluding government guaranteed balances)(1)	310.61%	312.32%	129.98%	135.18%	154.75%
(1) Excludes loans measured at fair value
Note: Transmitted on Globe Newswire on October 30, 2026, at 4:00 p.m. ET.